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                                                              EXHIBIT 2.2


                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


        This First Amendment to Agreement and Plan of Merger (the "Amendment") is entered into on the 25th day of July, 1997, by and among Monarch Dental Corporation, a Delaware corporation ("Monarch"), Dental Centers of Indiana (Monarch), Inc., an Indiana corporation and a wholly-owned subsidiary of Monarch (the "Purchaser"), or its assigns, Dental Centers of Indiana, Inc., an Indiana corporation ("Company"), and James W. Willis ("Willis"), Mark R. Johnson ("Johnson") and Thurman H. Brown, II ("Brown"), all individuals residing in Indiana and collectively referred to as the "Seller" or "Sellers."

                                    Recitals

        WHEREAS, the parties hereto entered into that certain Agreement and Plan of Merger dated June 19, 1997 (the "Merger Agreement"); and

        WHEREAS, the parties hereto desire to amend the Merger Agreement expressly as set forth herein;

        NOW, THEREFORE, for and in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto do hereby agree as follows:

        1. Section 1.2.1(b) of Article 1 of the Merger Agreement is hereby amended so that, as so amended, Section 1.2.1(b) shall read as follows:

                (b) The aggregate consideration provided for in this subsection (b) (the "Merger Consideration") shall be payable by delivery of:

                         (i) $1,619,228 in cash, less the amount of Seller's expenses paid by Purchaser under Section 9.1(a), without any interest thereon (the "Cash Merger Consideration"), which shall be payable by wire transfer (pursuant to the wire transfer instructions set forth on Exhibit A) or other immediately available funds; and

                         (ii) the number of shares of common stock, par value $.01 per share, of Monarch (the "Monarch Common Stock") determined by dividing $1,819,272 by the per share price set forth in the "Price to Public" column on the front cover page of the final prospectus filed with the Securities and Exchange Commission in connection with its initial public offering of Monarch Common Stock (the "IPO Price"),





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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                PURCHASER:

                                DENTAL CENTERS OF INDIANA (MONARCH),
                                INC.


                                By: /s/ GARY W. CAGE
                                    -------------------------------
                                    Gary W. Cage, Vice President


                                MONARCH:

                                MONARCH DENTAL CORPORATION


                                By: /s/ GARY W. CAGE
                                    -------------------------------
                                    Gary W. Cage, Chief Executive Officer


                                COMPANY:

                                DENTAL CENTERS OF INDIANA, INC.


                                By: /s/ JAMES W. WILLIS
                                    -------------------------------
                                    James W. Willis, D.D.S., President


                                SELLER:

                                /s/ JAMES W. WILLIS
                                -----------------------------------
                                James W. Willis, D.D.S.


                                /s/ MARK R. JOHNSON
                                -----------------------------------
                                Mark R. Johnson, D.D.S.


                                /s/ THURMAN H. BROWN, II
                                -----------------------------------
                                Thurman H. Brown, II






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